EXHIBIT 10.44

CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED CONFIDENTIAL INFORMATION APPEARS ON THREE (3) PAGES OF THIS EXHIBIT.

EXECUTION VERSION

SECURITY AGREEMENT

dated as of August 1, 2006

between

AIRTRAN AIRWAYS, INC.,

Borrower

and

BNP PARIBAS S.A. (ACTING THROUGH ITS PARIS BRANCH),

Security Agent

Loan Certificates covering

Advance Payments relating to

Seven (7) Boeing model 737-7BD Aircraft

each to be equipped with

Two (2) CFM International model CFM56 engines

TABLE OF CONTENTS

1.	DEFINITIONS		5

2.	THE CERTIFICATES		5

	2.1	FORM OF LOAN CERTIFICATES.	5
	2.2	TERMS OF LOAN CERTIFICATES; DRAWINGS.	5
	2.3	TAXES.	6
	2.4	DISTRIBUTION OF FUNDS RECEIVED.	8
	2.5	METHOD OF PAYMENT.	9
	2.6	[INTENTIONALLY OMITTED].	10
	2.7	REGISTRATION, TRANSFER AND EXCHANGE OF LOAN CERTIFICATES.	10
	2.8	MUTILATED, DESTROYED, LOST OR STOLEN LOAN CERTIFICATES.	11
	2.9	PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION.	12
	2.10	PREPAYMENT.	12
	2.11	PROVISIONS RELATING TO PREPAYMENT.	13

3.	EVENTS OF DEFAULT		13

4.	REMEDIES		15

	4.1	GENERAL; ACCELERATION.	15
	4.2	DISCONTINUANCE OF PROCEEDINGS.	16
	4.3	WAIVER OF PAST DEFAULTS.	17
	4.4	REMEDIES CUMULATIVE.	17
	4.5	SECURITY AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT, ETC.	17
	4.6	DUTY OF SECURITY AGENT	19
	4.7	EXECUTION OF FINANCING STATEMENTS	19
	4.8	AUTHORITY OF SECURITY AGENT	19

5.	INVESTMENT OF AMOUNTS HELD BY SECURITY AGENT		19

6.	SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY AGREEMENT AND OTHER DOCUMENTS		20

	6.1	INSTRUCTIONS OF A MAJORITY IN INTEREST OF LENDERS.	20
	6.2	SECURITY AGENT PROTECTED.	21
	6.3	DOCUMENTS MAILED TO LENDERS.	21

7.	MISCELLANEOUS		22
	7.1	TERMINATION OF SECURITY AGREEMENT.	22
	7.2	NO LEGAL TITLE TO COLLATERAL IN HOLDERS.	22
	7.3	SALE OF COLLATERAL BY SECURITY AGENT IS BINDING.	22
	7.4	SECURITY AGREEMENT FOR BENEFIT OF SECURITY AGENT AND HOLDERS.	23
	7.5	NO ACTION CONTRARY TO BORROWER’S RIGHTS; QUIET ENJOYMENT.	23
	7.6	NOTICES.	23
	7.7	SEVERABILITY.	23
	7.8	NO ORAL MODIFICATIONS OR CONTINUING WAIVERS.	23

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7.9	SUCCESSORS AND ASSIGNS.	23
7.10	NORMAL COMMERCIAL RELATIONS.	24
7.11	HEADINGS.	24
7.12	GOVERNING LAW	24
7.13	COUNTERPART FORM.	24
7.14	SUBMISSION TO JURISDICTION; WAIVERS.	24

ANNEX A – definitions

EXHIBIT A – Form of Loan Certificate

SCHEDULE 1 – Purchase Agreement Reserved Provisions

SCHEDULE 2 – GTA Reserved Provisions

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SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of August 1, 2006 (this “Security Agreement”), is by and between AIRTRAN AIRWAYS, INC. (the “Borrower”) and BNP PARIBAS S.A. (ACTING THROUGH ITS PARIS BRANCH), as Security Agent for the Lenders (together with its successors hereunder in such capacity, the “Security Agent”).

RECITALS:

WHEREAS, Borrower desires by this Security Agreement, among other things (i) to provide for the issuance by Borrower to the Lenders of Loan Certificates evidencing participation by the Lenders in the secured loans as provided in the Credit Agreement, and (ii) to provide for the assignment, mortgage and pledge by Borrower to Security Agent, as the Collateral hereunder, among other things, certain of Borrower’s right, title and interest in and to the Purchase Agreement and the GTA, as security for, among other things, Borrower’s obligations to the Lenders, and for the benefit and security of the Lenders;

WHEREAS, all things have been done to make the Loan Certificates, when executed by Borrower and issued and delivered hereunder, the valid obligations of Borrower; and

WHEREAS, all things necessary to make this Security Agreement the valid, binding and legal obligation of Borrower, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

GRANTING CLAUSE:

NOW, THEREFORE, THIS SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal amount of, interest on, and all other amounts due with respect to all Loan Certificates and (subject to Section 14 of the Credit Agreement) the Related Notes, and to secure Borrower’s prompt and complete payment, performance and observance of (x) all the agreements, covenants, and provisions herein, in the Credit Agreement and the other Operative Agreements, the Loan Certificates and (subject to Section 14 of the Credit Agreement) in the Loan Agreements, the Related Mortgages and the Related Notes, for the benefit of the Lenders and (subject to Section 14 of the Credit Agreement) the holders of the Related Notes, and (y) all other Secured Obligations, and in consideration of the premises and of the covenants herein, and of the acceptance of the Loan Certificates by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Borrower hereby grants to Security Agent (and its successors in trust and assigns), for the security and benefit of the Lenders and (subject to Section 14 of the Credit Agreement) the holders of the Related Notes and all other Persons holding Secured Obligations, a security interest in and Lien on all Borrower’s right, title and interest in, to, and under the following described property, rights, and privileges, whether now existing or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Security Agreement by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

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(1) Subject to the terms and conditions of the Consent and Agreement, the Purchase Agreement, including, without limitation, (i) the right to purchase each of the Aircraft pursuant to and in accordance with the Purchase Agreement upon valid tender by Airframe Manufacturer; (ii) all claims for damages in respect of each of the Aircraft arising as a result of any default by Airframe Manufacturer under the Purchase Agreement or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Aircraft referred to therein, including, without limitation, all warranty, service life policy and indemnity provisions contained in the Purchase Agreement and all claims thereunder; (iii) any and all rights of Borrower to compel performance of the terms of the Purchase Agreement in respect of the Aircraft; and (iv) all of Borrower’s rights and interests in or arising out of any payments or deposits made or to be made by Borrower to Airframe Manufacturer or amounts paid, or to be paid, by Airframe Manufacturer to Borrower in respect of the Aircraft, together with all rights, powers, privileges, options and other benefits of Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Borrower is or may be entitled to do in respect of such provisions;

(2) Subject to the terms and conditions of the Engine Consent and Agreement, the GTA, including, without limitation, (i) all claims for damages in respect of each of the Engines arising as a result of any default by the Engine Manufacturer under the GTA or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Engines referred to therein, including, without limitation, all warranty and indemnity provisions contained in the GTA and all claims thereunder; and (ii) any and all rights of Borrower to compel performance of the terms of the GTA in respect of the Engines, together with all rights, powers, privileges, options and other benefits of Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Borrower is or may be entitled to do in respect of such provisions;

(3) all payments or proceeds with respect to either the Purchase Agreement or the GTA in respect of the Aircraft and/or the Engines or any part thereof as the result of the sale or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of Borrower in and to the same and every part thereof;

(4) all monies and securities deposited or required to be deposited with Security Agent pursuant to any term of this Security Agreement or required to be held by Security Agent hereunder;

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(5) any and all property that may, from time to time, by delivery or by other writing of any kind, for the purposes hereof be in any way subjected to the lien and the security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited, in which a security interest may be granted by the Borrower and/or pledged by the Borrower, or by any Person authorized to do so on its behalf or with its consent, to and with the Security Agent, including (without limitation) under and pursuant to any of the Related Mortgages, who is hereby authorized to receive the same at any and all times as and for additional security hereunder; and

(6) all proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by Borrower, shall, without further conveyance, assignment or act by Borrower or Security Agent thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein; provided, however, that all rights and interests in and to the Purchase Agreement and the GTA as and to the extent the same relate to aircraft and engines other than the Aircraft and the Engines are reserved to and retained by Borrower.

Anything in this Security Agreement to the contrary notwithstanding:

(1) Borrower shall at all times remain liable (A) to Airframe Manufacturer to perform all the duties and obligations of “Customer” under the Purchase Agreement, and (B) to Engine Manufacturer to perform all the duties and obligations of “Airline” under the GTA, in each case to the same extent as if this Security Agreement had not been executed;

(2) Security Agent’s exercise of any of the rights assigned hereunder shall not release Borrower from any of its duties or obligations to Airframe Manufacturer under the Purchase Agreement or to Engine Manufacturer under the GTA, except to the extent that such exercise constitutes performance of such duties and obligations;

(3) except as provided in the next paragraph, neither Security Agent nor any Lender shall have any obligation or liability under the Purchase Agreement or the GTA by reason of, or arising out of, this Security Agreement, or be obligated to perform any of Borrower’s obligations or duties under the Purchase Agreement or the GTA, or to make any payment thereunder, or to make any inquiry as to the sufficiency of any payment received by any of them, or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned under this Security Agreement; and

(4) During the existence of an Event of Default, Security Agent shall be entitled to exercise the rights and powers under and with respect to the Purchase Agreement, as and to the extent provided in the Consent and Agreement, and with respect to the GTA, as and to the extent provided in the Engine Consent and Agreement, without the necessity of enforcing the Lien of this Security Agreement or exercising any remedies hereunder.

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Notwithstanding anything to the contrary in this Security Agreement, the Consent and Agreement or the Engine Consent and Agreement, but without in any way releasing Borrower from any of its duties or obligations under the Purchase Agreement, the GTA, or this Security Agreement, Security Agent confirms for the benefit of Airframe Manufacturer and Engine Manufacturer that, insofar as the provisions of the Purchase Agreement or the GTA relate to the Aircraft or the Engines (respectively), in exercising any rights under the Purchase Agreement or under the GTA, or in making any claim with respect to the Aircraft, Engines or other goods and services delivered or to be delivered pursuant to the Purchase Agreement or the GTA, the terms and conditions thereof (including warranty disclaimers, liability exclusions, indemnity, and insurance) shall apply to and bind Security Agent to the same extent as Borrower. At Borrower’s cost and expense, Security Agent further agrees, expressly for the benefit of Airframe Manufacturer and Engine Manufacturer, that upon the written request of Airframe Manufacturer or Engine Manufacturer, Security Agent will promptly execute and deliver such further assurances and documents and take such further action as Airframe Manufacturer or Engine Manufacturer reasonably requests in order to obtain the full benefits of Security Agent’s agreements in this paragraph. Borrower and Security Agent understand and acknowledge that no further assignment of the Purchase Agreement or GTA, including, without limitation, assignments for security purposes, are permitted without the express written consent of Airframe Manufacturer or Engine Manufacturer (as the case may be) except as otherwise provided in the Consent and Agreement and the Engine Consent and Agreement.

Notwithstanding any of the foregoing provisions of this Granting Clause, but subject to the express provisions of the other articles of this Security Agreement, so long as an Event of Default has not occurred and is continuing and, if legally permitted by Law to do so, Security Agent has not commenced the exercise of remedies under Section 4 hereof and except as provided in the Consent and Agreement and in the Engine Consent and Agreement, Borrower shall have the right, to the exclusion of Security Agent and any others claiming by, through or under Security Agent, to exercise in Borrower’s name all rights and powers of (x) the “Customer” with respect to the Aircraft under the Purchase Agreement and (y) the “Airline” with respect to the Engines under the GTA, provided, that, Borrower may not enter into any change order or other termination, amendment, modification or supplement to or give or accept any waiver or consent under, either the Purchase Agreement or the GTA to the extent related to the Collateral without the written consent of Security Agent if such change order, amendment, modification, supplement, waiver or consent would:

(1) change the time of or the amount of any Advance or the manner in which any Advance can be returned or credited to Borrower under the Purchase Agreement;

(2) result in the rescission, cancellation or termination of the Purchase Agreement or the GTA, except with respect to a rescission, cancellation or termination to the extent Airframe Manufacturer has the right to rescind, cancel or terminate the Purchase Agreement pursuant to the Consent and Agreement;

(3) result in the increase in the purchase price with respect to an Aircraft unless Borrower pays the amount of such increase to Airframe Manufacturer as an additional advance payment under the Purchase Agreement;

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(4) materially diminish the rights assigned hereunder to, or potentially increase the liabilities and obligations of, Security Agent; or

(5) modify the configuration and/or specification of an Aircraft in a manner which diminishes the value, utility or useful life of such Aircraft;

provided, if Borrower seeks to effectuate any change order, amendment, modification, supplement, waiver or consent which would materially diminish the rights assigned hereunder to, or potentially increase the liabilities and obligations of, Security Agent or modify the configuration and/or specification of an Aircraft in a manner which diminishes the value, utility or useful life of such Aircraft, Borrower shall give prior written notice to Security Agent thereof and Security Agent shall have ten (10) Business Days after receipt of such notice to object to such change order, amendment, modification, supplement, waiver or consent.

HABENDUM CLAUSE:

TO HAVE AND TO HOLD all and singular the aforesaid property unto Security Agent, its successors and assigns, in trust for the benefit and security of the Lenders, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

Borrower, Agent and Security Agent further agree as follows:

1. DEFINITIONS

The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Security Agreement. Annex A also contains rules of usage that control construction in this Security Agreement.

2. THE CERTIFICATES

2.1 Form of Loan Certificates.

The Loan Certificates shall be substantially in the form of Exhibit A.

2.2 Terms of Loan Certificates; Drawings.

(a) On the Borrowing Date coinciding with the Effective Date, Borrower shall issue a Series of Loan Certificate to each Lender in an aggregate original principal amount equal to such Lender’s Maximum Commitment in respect of each Aircraft. Borrower shall be entitled to make Drawings under each Loan Certificate in accordance with Section 2(a) of the Credit Agreement.

(b) Each Loan Certificate shall bear interest on the unpaid principal amount thereof from time to time outstanding from and including the date thereof until such principal amount is paid in full. Such interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date such Loan Certificate is paid in full. Interest hereunder and under the Loan Certificates shall be calculated on the basis of a year of 360 days and actual number of days

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elapsed. If any amount payable under the Loan Certificates or under the Operative Agreements falls due on a day which is not a Business Day, then such amount shall be payable on the next succeeding Business Day; provided, that in the case of principal of and interest on the Loan Certificates payable on a Interest Payment Date, if by virtue of such extension such payment would fall in the next succeeding month, such sum shall be payable on the next preceding Business Day. Notwithstanding any provisions in the Operative Agreements to the contrary, if the Interest Period in respect of a Series of Loan Certificates is scheduled to commence on a date that is less than one (1) month prior to the scheduled Delivery Date of the Aircraft to which such Series relates, Borrower, upon written notice to Security Agent given by Borrower within three (3) Business Days prior to the commencement of such Interest Period, may designate that, for purposes of such Series of Loan Certificates, such Interest Period shall end on such scheduled Delivery Date and the Applicable Rate for such Interest Period shall be calculated accordingly.

(c) The principal amount of each Loan Certificate shall be due and payable in full upon the earlier of (1) the Delivery Date of the Aircraft to which such Loan Certificate relates, but only with respect to the applicable Series of Loan Certificates; (2) three (3) months following the last day of the Scheduled Delivery Month of the Aircraft to which such Loan Certificate relates, but only with respect to the applicable Series of Loan Certificates; and (3) the Commitment Termination Date (the “Maturity Date”). The “Scheduled Delivery Month” in respect of an Aircraft, for all purposes of the Operative Agreements, shall mean the scheduled delivery month notified by Borrower as being the scheduled delivery month for such Aircraft, which Scheduled Delivery Month shall fall within the same Scheduled Delivery Quarter for such Aircraft and which notice Borrower agrees to provide to Security Agent no later than twelve (12) months prior to the last day of such Scheduled Delivery Month.

(d) Each Loan Certificate shall bear interest at the Past Due Rate on any unpaid principal amount thereof and, to the extent permitted by applicable Law, interest (other than interest accrued at the Past Due Rate) and other amounts due thereunder and hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the respective Lender (which may be given through Security Agent).

(e) The Loan Certificates shall be executed on behalf of Borrower by one of its authorized officers. Loan Certificates bearing the signatures of individuals who were at any time the proper officers of Borrower shall bind Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Loan Certificates or did not hold such offices at the respective dates of such Loan Certificates. No Loan Certificates shall be issued hereunder except those provided for in Section 2.2(a) and any Loan Certificates issued in exchange or replacement therefor pursuant to the terms of this Security Agreement.

2.3 Taxes.

(a) Security Agent (as agent for Borrower) shall exclude and withhold at the appropriate rate from each payment of principal of, interest on, and other amounts due from Borrower to any Lender hereunder or under each Loan Certificate any and all withholding taxes applicable thereto as required by Law. Security Agent agrees (1) to act as such withholding agent in accordance with Treasury Regulation 1.1441-1(b)(2)(iv) and, in connection therewith, (2)

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whenever any present or future taxes or similar charges are required by applicable Law to be withheld with respect to any amounts payable by Borrower hereunder or in respect of the Loan Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Lenders, (3) to file any necessary withholding tax returns or statements when due, and (4) as promptly as possible after the payment thereof, to deliver to each Lender (with a copy to Borrower) appropriate receipts, if reasonably available, showing the payment thereof, together with such additional documentary evidence as any such Lender reasonably requests from time to time. In accordance with the foregoing, Security Agent further agrees to provide Borrower with a properly completed and executed Form W-8IMY certifying that Security Agent has agreed to be treated as a U.S. Person with respect to payments received from Borrower hereunder. Such Form W-8IMY shall be provided by Security Agent prior to the due date of any amounts payable by Borrower hereunder. For the avoidance of doubt, by failing to comply with this Section 2.3(a), Security Agent shall be in breach of the foregoing covenant and responsible for damages resulting therefrom.

(b) In the case of a Lender that is a Non-U.S. Person, such Lender shall furnish such Security Agent with a properly completed and executed withholding certificate on Form W-8BEN, W-8IMY or W-8ECI (or any successor forms) and/or such other applicable documentation as may be necessary or desirable to enable such Lender to claim an exemption from, or reduced rate of, such taxes. Provided that such Lender has furnished Security Agent with the requested forms and other documentation duly executed by such Lender and has not notified Security Agent of the withdrawal or inaccuracy of such form prior to the date of each interest payment, only the reduced amount (if any) required by applicable law or treaty shall be withheld from payments under the Loan Certificates held by such Lender in respect of United States federal income tax. In the case of a Lender that is a U.S. Person and (1) not an Exempt Recipient that has furnished to the Security Agent a properly completed and currently effective U.S. Treasury Form W-9 or (2) that is an Exempt Recipient (not required to deliver an IRS Form W-8), no amount shall be withheld from payments under the Loan Certificates held by such Lender in respect of United States federal income tax. If any Lender has notified Security Agent that any of the foregoing forms or certificates is withdrawn or inaccurate, or if the Internal Revenue Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Loan Certificates held by such Lender, or if such withholding is otherwise required, Security Agent agrees to withhold from each payment due to the relevant Lender withholding taxes at the appropriate rate under applicable Law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such returns, filings, and other reports in connection therewith, and in the manner required under applicable Law. For purposes of this paragraph, an “Exempt Recipient” is a Person described in Code §6049(b)(4). Notwithstanding any other provision of this paragraph, a Lender that is a Non-U.S. Person shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(c) If, for any reason, Security Agent (or any successor institution acting as Security Agent) is unable to provide Borrower with a properly completed and executed Form W-8IMY, Borrower shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, and other amounts due from Borrower to any Lender hereunder or under each Loan Certificate it holds any and all withholding taxes applicable thereto as required by

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Law. Borrower agrees (1) whenever any present or future taxes or similar charges are required by applicable Law to be withheld with respect to any amounts payable hereunder or in respect of the Loan Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name and on behalf of the Lenders, (2) to file any necessary withholding tax returns or statements when due, and (3) as promptly as possible after the payment thereof, to deliver to each Lender appropriate receipts, if reasonably available, showing the payment thereof, together with such additional documentary evidence as any such Lender reasonably requests from time to time. Furthermore, all necessary documentation addressed in Section 2.3(b) hereof shall be furnished to Borrower prior to the due date of any amounts payable by Borrower hereunder to enable such Lender to claim an exemption from, or reduced rate of, such taxes.

(d) Borrower shall not have any liability hereunder to Security Agent or any Lender for Security Agent’s failure to withhold taxes in the manner provided for herein or for any false, inaccurate, or untrue evidence provided by any Lender hereunder.

2.4 Distribution of Funds Received.

(a) All amounts payable hereunder shall be paid to Security Agent for application and distribution as provided herein.

(b) Except as provided in clause (c) below, each payment made by Borrower of the principal of, interest on or other amount in respect of the Loan Certificates shall be distributed by Security Agent as promptly as possible on or after the date that such amount is paid to Security Agent and becomes immediately available to Security Agent:

FIRST, to the payment in full of the aggregate amount of interest due under and Break Loss (if any) and, except as provided in clause “Second” below, all other amounts due under or in respect of the Loan Certificates; and

SECOND, to the payment in full of the unpaid principal amount of the Loan Certificates then due.

(c) After an Event of Default shall have occurred, and so long as such Event of Default shall be continuing and one or more Series of the Loan Certificates have been subject to the provisions of Section 4.1(b) or (c), all payments in respect of the Loan Certificates and all proceeds of any of the Collateral and all other amounts held by Security Agent hereunder shall be distributed in the following order of priority:

FIRST, to the extent not theretofore paid by or on behalf of Borrower, to pay all costs and expenses of Security Agent incurred in connection with the performance of its duties hereunder or under any other Operative Agreement, including reasonable attorneys’ fees and expenses and all costs and expenses incurred by Security Agent in connection with its entering upon, taking possession of, holding, operating, managing, selling or otherwise disposing of the Collateral or any part thereof, any and all Taxes, assessments or other charges of any kind prior to the Lien

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of any Operative Agreement that Security Agent determined in good faith to pay or be paid, and all amounts payable to Security Agent hereunder or under any of the Operative Agreements in respect of any indemnities or other obligations of Borrower;

SECOND, to the payment of the unpaid principal amount of, and all accrued and unpaid interest on, all of the Loan Certificates (including Break Loss, if any, and interest on account of overdue payments of principal and interest) and all other Obligations;

THIRD, subject to Section 14 of the Credit Agreement, so much of such payments or amounts remaining to pay in full the other Secured Obligations, whether or not then due (by reason of acceleration or otherwise), in the following order: (1) unpaid principal amount of, and all accrued and unpaid interest on, all Related Notes issued under the Loan Agreement described in clause (b) of the definition of “Loan Agreements” and all other Related Obligations thereto; (2) unpaid principal amount of, and all accrued and unpaid interest on, all Related Notes issued under the Loan Agreement described in clause (a) of the definition of “Loan Agreements” and all other Related Obligations thereto; and (3) all other Secured Obligations, if any; and

FOURTH, the balance, if any, thereof thereafter remaining, to Borrower or such other Person(s) as may then lawfully be entitled thereto.

(d) Distributions among the Loan Certificates shall be made ratably, without priority of one Loan Certificate over another, in accordance with the respective amounts due or unpaid as appropriate to the particular distribution, except for distributions in respect of amounts owing under Section 2.3 or 2.10(b) of this Security Agreement, Sections 3(f), 3(g) or 10 of the Credit Agreement or elsewhere where payments are due to particular Lenders or other Persons, in which event distributions in respect thereof shall be made to the Lender(s) or Person(s) entitled thereto.

2.5 Method of Payment.

The principal amount of, interest on, and other amount due under each Loan Certificate or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 12:00 Noon, New York time, on the due date of payment to Security Agent for distribution in the manner provided herein. Notwithstanding the foregoing or any provision in any Loan Certificate to the contrary, Security Agent will pay or cause to be paid all amounts to be paid by Borrower hereunder and under any Loan Certificate to the holder thereof (including all amounts distributed pursuant to Section 2.4 of this Security Agreement) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, promptly after receipt to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If Security Agent fails to initiate the transfer by federal wire transfer of any such payment as provided in the foregoing sentence after its receipt of funds by reason of its failure to

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use ordinary care, Security Agent shall compensate such holders for loss of use of funds at the Applicable Rate until such payment is made, and Security Agent shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Loan Certificate, except that, in the case of the final payment in respect of any Loan Certificate, such Loan Certificate shall be surrendered to Security Agent for cancellation promptly after such payment. Notwithstanding any other provision of this Security Agreement to the contrary, Security Agent shall not be required to make, or cause to be made, wire transfers as aforesaid before the first Business Day on which it is practicable for Security Agent to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 12:00 Noon, New York time, at the place of payment. Before the due presentment for registration of transfer of any Loan Certificate, Borrower and Security Agent shall deem and treat the Person in whose name any Loan Certificate is registered on the Certificate Register as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable with respect to such Loan Certificate and for all other purposes, and neither Borrower nor Security Agent shall be affected by any notice to the contrary. So long as any signatory to the Credit Agreement or nominee thereof shall be a registered Lender, all payments and distributions to it shall be made to the account of such Lender specified in Schedule 1 of the Credit Agreement, and otherwise in the manner provided in or pursuant to the Credit Agreement, unless and until it specifies some other account or manner of payment by notice to Security Agent consistent with this Section 2.5.

2.6 [Intentionally Omitted].

2.7 Registration, Transfer and Exchange of Loan Certificates.

Security Agent shall keep a register (the “Certificate Register”) in which Security Agent shall provide for the registration of Loan Certificates and the registration of transfers of Loan Certificates. No such transfer shall be given effect unless and until registered hereunder. Security Agent shall keep the Certificate Register at its Administrative Office. Security Agent is hereby appointed “Certificate Registrar” for the purpose of registering Loan Certificates and transfers of Loan Certificates as herein provided. A holder of any Loan Certificate intending to exchange such Loan Certificate shall surrender such Loan Certificate to Security Agent at its Administrative Office, together with a written request from the registered holder thereof for the issuance of a new Loan Certificate, specifying (in the case of a surrender for transfer) the name(s) and address(es) of the new holder(s). Upon surrender for registration of transfer of any Loan Certificate, Borrower shall execute, and Security Agent shall authenticate and deliver, in the name(s) of the designated transferee(s), one or more new Loan Certificate of a like aggregate original principal amount and Series. At the Lender’s option, Loan Certificates may be exchanged for other Loan Certificates of any authorized denominations of a like aggregate original principal amount and Series, upon surrender of the Loan Certificates to be exchanged to Security Agent at its Administrative Office. Whenever any Loan Certificates are so surrendered for exchange, Borrower shall execute, and Security Agent shall authenticate and deliver, the Loan Certificates which the Lender making the exchange is entitled to receive. All Loan Certificates issued upon any registration of transfer or exchange of Loan Certificates (whether under this Section 2.7 or under Section 2.8 or otherwise under this Security Agreement) shall be the valid obligations of Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Security Agreement, as the Loan Certificates surrendered

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upon such registration of transfer or exchange. Every Loan Certificate presented or surrendered for registration of transfer, shall (if so required by Security Agent) be duly endorsed, or be accompanied by a Transfer Agreement as required under Section 9 of the Credit Agreement in form satisfactory to Security Agent duly executed by the Lender or such holder’s attorney duly authorized in writing. Security Agent shall make a notation on each new Loan Certificate of the amount of principal amounts of Drawings previously made under, and the payments of principal previously made, on the old Loan Certificate or Loan Certificates with respect to which such new Loan Certificate is issued and the date to which interest on such old Loan Certificate or Loan Certificates has been paid. Interest shall be deemed to have been paid on such new Loan Certificate to the date on which interest shall have been paid on such old Loan Certificate, and the principal amounts of Drawings and all payments of the principal marked on such new Loan Certificate, as provided above, shall be deemed to have been made thereon. Security Agent shall not be required to exchange any surrendered Loan Certificates as provided above during the 10-day period preceding the due date of any payment on such Loan Certificate. Borrower and Security Agent shall in all cases deem the Person in whose name any Loan Certificate shall have been issued and registered as the absolute owner and holder of such Loan Certificate for the purpose of receiving payment of all amounts payable by Borrower with respect to such Loan Certificate, and for all other purposes, until Borrower receives from Security Agent a notice stating otherwise and such change is reflected on the Certificate Register. Security Agent will promptly notify Borrower of each registration of a transfer of a Loan Certificate. Subject to compliance by the Lender and its transferee (if any) of the requirements in this Section 2.7, Security Agent and Borrower shall use all reasonable efforts to issue new Loan Certificates upon transfer or exchange within ten (10) Business Days of the date a Loan Certificate is surrendered for transfer or exchange.

2.8 Mutilated, Destroyed, Lost or Stolen Loan Certificates.

If any Loan Certificate shall become mutilated, destroyed, lost, or stolen, upon the written request of the holder of such Loan Certificate, Borrower shall execute, and Security Agent shall authenticate and deliver, in replacement thereof, a new Loan Certificate of a like aggregate original principal amount and Series, dated the same date, and captioned as issued in connection with the Aircraft. If the Loan Certificate being replaced has become mutilated, such Loan Certificate shall be surrendered to Security Agent and a photocopy thereof shall be furnished to Borrower. If the Loan Certificate being replaced has been destroyed, lost, or stolen, the holder of such Loan Certificate shall furnish to Borrower and Security Agent (a) such security or indemnity as they require to save Borrower and Security Agent harmless, and (b) evidence satisfactory to Borrower and Security Agent of the destruction, loss, or theft of such Loan Certificate and of the ownership thereof. If a “qualified institutional buyer” of the type referred to in paragraph (a)(1)(i)(A), (B), (D), or (E) of Rule 144A under the Securities Act (a “QIB”) is the holder of any such destroyed, lost, or stolen Loan Certificate, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Borrower shall be accepted as satisfactory indemnity and security, and no further indemnity or security shall be required as a condition to the execution and delivery of such new Loan Certificate. Subject to the Lender’s compliance with the requirements in this Section 2.8, Security Agent and Borrower shall use all reasonable efforts to issue new Loan Certificates within ten (10) Business Days after receiving the Lender’s written request therefor.

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2.9 Payment of Expenses on Transfer; Cancellation.

(a) No service charge shall be made to a Lender for any registration of transfer or exchange of Loan Certificates, but Security Agent, as Certificate Registrar, may require payment from any such Lender of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Loan Certificates and any charges and expenses connected with such tax or other governmental charge paid or payable by Borrower or Security Agent, as the case may be.

(b) Security Agent shall cancel all Loan Certificates surrendered for replacement, redemption, transfer, exchange, payment, or cancellation, and shall destroy the cancelled Loan Certificates.

2.10 Prepayment.

(a) Borrower may prepay in full the Loan Certificates affected thereby upon at least five (5) Business Days’ prior written notice to Security Agent and the relevant Lenders upon and in connection with the occurrence of any one of the following events: (1) Indemnified Withholding Taxes are then payable by Borrower and Borrower becomes entitled to prepay such Loan Certificates pursuant to Section 10(c)(i) of the Credit Agreement, (2) Increased Costs are then payable by Borrower and Borrower becomes entitled to prepay such Loan Certificates pursuant to Section 3(f) of the Credit Agreement or (3) it becomes unlawful for a Lender to maintain the indebtedness evidenced by such Loan Certificate and Borrower becomes entitled to prepay such Loan Certificates pursuant to Section 3(g) of the Credit Agreement (each an “Optional Prepayment Triggering Event”). If a prepayment date is not a Payment Date, Borrower shall pay, in addition to the unpaid principal amount of the relevant Loan Certificate, together with accrued interest thereon to the date of prepayment, and all other amounts due thereunder and hereunder and under the Operative Agreements, any Break Loss associated with any such prepayment.

(b) Borrower shall prepay the unpaid principal amount of the applicable Series, or all Series, of Loan Certificates, in full, but not in part, together with accrued interest thereon to the date of prepayment and all other amounts due thereunder and hereunder and under the other Operative Agreements to Security Agent as follows (1) all Series of Loan Certificates shall be prepaid upon the termination of the Purchase Agreement by Borrower or Airframe Manufacturer; (2) all Series of Loan Certificates shall be prepaid upon the termination of the GTA by Borrower or Engine Manufacturer; (3) the applicable Series of Loan Certificates shall be prepaid upon the termination or cancellation by Borrower or by Airframe Manufacturer of the order under the Purchase Agreement for the Aircraft to which such Series of Loan Certificates relate; or (4) the applicable Series of Loan Certificates shall be prepaid if Airframe Manufacturer extends the Scheduled Delivery Month of an Aircraft to which such Series of Loan Certificates relate to a date that is greater than three (3) months from the last day of the Scheduled Delivery Month in respect of such Aircraft. Borrower will give notice of prepayment to Security Agent and the relevant Lenders under this Section 2.10(b) promptly after the occurrence of any event specified in clauses (1) through (4) of the preceding sentence. The date of prepayment shall be as specified in Borrower’s prepayment notice, but not earlier than five (5) Business Days after the date of such notice nor later than thirty (30) days after the date of the event giving rise to such

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prepayment. If a prepayment date under this Section 2.10(b) is not a Interest Payment Date, Borrower shall pay, in addition to the amounts described above, any Break Loss associated with any such prepayment.

(c) Any notice of prepayment delivered by Borrower pursuant to paragraph (a) or (b) above shall state: (1) the prepayment date, (2) the prepayment price, (3) the applicable basis for determining the prepayment price, (4) any Break Loss associated with such prepayment, and (5) that on the prepayment date, the amounts specified in paragraphs (a) and (b) above as appropriate will become due and payable upon each such Loan Certificate.

(d) Borrower shall not be entitled to reborrow amounts prepaid on the Loan Certificates.

2.11 Provisions Relating to Prepayment.

(a) No prepayment of any unpaid principal amount of the Loan Certificates may be made except to the extent and in the manner expressly provided in this Security Agreement.

(b) Notice of prepayment having been given, the unpaid principal amount of the Loan Certificates so to be prepaid, plus accrued interest thereon to the date of prepayment, together with the Break Loss, if any, shall become due and payable on the prepayment date.

3. EVENTS OF DEFAULT

“Event of Default” means any of the following events:

(a) Borrower fails to pay (1) principal of and, interest on, any Loan Certificate when due, and such failure shall continue unremedied for a period of three (3) Business Days, or (2) any other amount payable by it to Security Agent or the Lenders under this Security Agreement or the other Operative Agreements when due, and such failure continues for a period in excess of ten (10) Business Days after Borrower has received written notice from Security Agent of the failure to make such payment when due;

(b) Borrower or Holdings fails to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement, or obligation of Borrower or Holdings in any Operative Agreement, and such failure continues unremedied for a period of thirty (30) days from and after the date Borrower or Holdings receives written notice thereof from Security Agent, unless such failure is capable of being corrected and Borrower or Holdings is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 120 days after receipt of such notice;

(c) any representation or warranty made by Borrower or Holdings in any Operative Agreement proves to have been untrue or inaccurate in any material respect as of the date made, is material at the time in question, and remains uncured for a period in excess of thirty (30) days from and after the date of written notice thereof from Security Agent to Borrower or Holdings unless such failure is capable of being corrected and Borrower or Holdings is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 120 days after receipt of such notice;

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(d) Borrower or Holdings consents to the appointment of or taking possession by a receiver, trustee, or liquidator of itself or of a substantial part of its property, or Borrower or Holdings admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors, or Borrower or Holdings files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation, or other relief as debtor under any bankruptcy Laws or insolvency Laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or Borrower or Holdings seeks relief as debtor by voluntary petition, answer, or consent under the provisions of any other bankruptcy or similar Law providing for the reorganization or winding-up of corporations (as in effect at such time), or Borrower or Holdings seeks an agreement, composition, extension, or adjustment with its creditors under such laws;

(e) an order, judgment, or decree is entered by any court of competent jurisdiction appointing, without Borrower’s or Holdings’ consent, a receiver, trustee, or liquidator of Borrower or Holdings or of all or substantially all of its property, or all or substantially all of the property of Borrower or Holdings is sequestered, or any other relief in respect of Borrower as a debtor is granted under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of ninety (90) days after the date of entry thereof;

(f) a petition against Borrower or Holdings in a proceeding under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Borrower or Holdings, any court of competent jurisdiction assumes jurisdiction, custody, or control of Borrower or Holdings or of substantially all of the property of Borrower or Holdings, and such jurisdiction, custody, or control remains in force unrelinquished, unstayed, and unterminated for a period of ninety (90) days;

(g) subject to Section 14 of the Credit Agreement, an “Event of Default” (as defined in any Related Mortgage) exists;

(h) the Holdings Guarantee shall cease, for any reason, to be in full force and effect, or Holdings shall terminate, renounce or repudiate the validity or enforceability of its obligations under the Holdings Guarantee;

(i) an “Event of Default” under Section 3(a) of that certain Security Agreement, dated as of August 1, 2006, by and between Borrower and The Royal Bank of Scotland plc New York Branch, as security agent, exists, and the outstanding amounts under the loan facility to which such agreement relates shall become due prior to the stated maturity as a result of the existence of such “Event of Default”; or

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(j) any Indebtedness of Borrower or Holdings, the outstanding amount of which in the aggregate is in excess or Twenty Five Million Dollars ($25,000,000) (or the equivalent thereof in other currencies at the relevant time), shall become due prior to its stated maturity as a result of the existence of an “event of default” in respect thereof.

4. REMEDIES

4.1 General; Acceleration.

(a) If an Event of Default shall occur and be continuing, the Security Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable Law. Without limiting the generality of the foregoing, the Security Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Security Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Security Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity of redemption is hereby waived and released. At any public or private sale the Lenders shall be entitled to credit against the purchase price bid at such sale all or any part of the unpaid amounts of Loan Certificates or other Secured Obligations. Borrower further agrees, at the Security Agent’s request, to make the Collateral available to the Security Agent at places which the Security Agent shall reasonably select, whether at Borrower’s premises or elsewhere. The Security Agent shall apply the net proceeds of any action taken by it pursuant to this Section 4.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Security Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as Security Agent may elect consistent with Section 2.4, and only after such application and after the payment by Security Agent of any other amount required by any provision of Law, need Security Agent account for the surplus, if any, to Borrower. To the extent permitted by applicable Law, Borrower waives all claims, damages and demands it may acquire against the Security Agent or any Lender arising out of the exercise by them of any rights hereunder. Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all Obligations.

(b) If an Event of Default referred to in Subsections (d), (e) or (f) of Section 3 shall have occurred, then and in every such case all unfunded Commitments shall be immediately

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terminated, the unpaid principal amount of all Loan Certificates then outstanding, together with interest accrued but unpaid thereon, and all other amounts due to the holders of the Loan Certificates thereunder and hereunder and under the other Operative Agreements, shall, unless Security Agent acting upon the instructions of the Majority in Interest of Lenders shall otherwise direct, immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

(c) If any other Event of Default shall have occurred and be continuing, then and in every such case, Security Agent, acting upon the instructions of the Majority in Interest of Lenders, may at any time, by written notice or notices to Borrower, (i) terminate the unfunded Commitments in whole or in part (and for purposes of this clause (i) an “Event of Default” shall be determined without regard to Section 14 of the Credit Agreement) and/or (ii) declare all the Loan Certificates of any or all Series to be due and payable, whereupon the unpaid principal amount of such Loan Certificates then outstanding, together with accrued but unpaid interest thereon, and all other amounts due to the Lenders thereunder, hereunder and under the other Operative Agreements, shall immediately and without further act become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

(d) If the unpaid principal amount of the Loan Certificates of one or more Series shall have become due and payable pursuant to this Section 4.1, there shall also become due and payable to each applicable Lender upon demand, without presentment, protest or notice, all of which are hereby waived, the Break Loss (if any) with respect to such Loan Certificates.

(e) The Security Agent agrees, to the extent permitted at the time by applicable Law, to give to Borrower at least ten (10) days’ prior written revocable notice of any foreclosure of the Lien of this Security Agreement (which period of notice the parties hereto confirm is commercially reasonable).

(f) If an Event of Default shall occur and be continuing, all proceeds of the Collateral received by Borrower consisting of cash, checks and other near-cash items shall be held by Borrower in trust for the Security Agent and the Lenders, segregated from other funds of Borrower, and shall, forthwith upon receipt by Borrower, be turned over to Security Agent in the exact form received by Borrower (duly indorsed by Borrower to Security Agent, if required).

(g) Without limitation of any other provision hereof, Security Agent shall be entitled to take any action, give any notice or exercise any right, power or remedy under and with respect to the Purchase Agreement and the GTA to the extent provided in the Consent and Agreement and in the Engine Consent and Agreement.

4.2 Discontinuance of Proceedings.

If Security Agent institutes any proceeding to enforce any right, power, or remedy under this Security Agreement by foreclosure, entry, or otherwise, and such proceedings is discontinued or abandoned for any reason or is determined adversely to Security Agent, then and in every such case Borrower and Security Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies, and powers of Borrower or Security Agent shall continue as if no such proceedings had been instituted.

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4.3 Waiver of Past Defaults.

Upon written instruction from a Majority in Interest of Lenders, Security Agent shall waive any past Default hereunder and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Security Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all Lenders, Security Agent shall not waive any Default in respect of a covenant or provision hereof which, under Section 6, cannot be changed without the consent of all Lenders.

4.4 Remedies Cumulative.

Each and every right, power, and remedy given to Security Agent specifically or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at Law, in equity, or by statute, and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as Security Agent deems expedient, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Security Agent in the exercise of any right, remedy, or power or in the pursuance of any remedy shall impair any such right, power, or remedy or be construed to be a waiver of any default on the part of Borrower or to be an acquiescence therein.

4.5 Security Agent’s Appointment as Attorney-in-Fact, etc.

(a) Borrower hereby irrevocably constitutes and appoints the Security Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives the Security Agent the power and right, on behalf of Borrower, without notice to or assent by Borrower, to do any or all of the following:

(i) in the name of Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

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(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Security Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for herein, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Agent or as the Security Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Security Agent may deem appropriate; (7) take any action, give any notice or exercise any right, power or privilege under or in respect of the Purchase Agreement or the GTA to the extent permitted in the Consent and Agreement and the Engine Consent and Agreement and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and do, at the Security Agent’s option and Borrower’s expense, at any time, or from time to time, all acts and things which the Security Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Security Agent’s and the Lenders’ security interests therein and to effect the intent of this Security Agreement, all as fully and effectively as Borrower might do.

Anything in this Section 4.5(a) to the contrary notwithstanding, the Security Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 4.5(a) unless an Event of Default shall have occurred and be continuing.

(b) If Borrower fails to perform or comply with any of its agreements contained herein, the Security Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Security Agent reasonably incurred in connection with actions undertaken as provided in this Section 4.5, together with interest thereon at the Past Due Rate, from the date of payment by the Security Agent to the date reimbursed by Borrower, shall be payable by Borrower to the Security Agent within ten (10) days following demand.

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(d) Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the security interests created hereby are released.

4.6 Duty of Security Agent. Security Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Security Agent deals with similar property for its own account. Subject to mandatory provisions of applicable Law, neither Security Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Security Agent and the Lenders hereunder are solely to protect Security Agent’s and the Lenders’ interests in the Collateral and, subject to mandatory provisions of applicable Law, (i) such powers shall not impose any duty upon Security Agent or any Lender to exercise any such powers and (ii) Security Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and neither they nor any of their officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

4.7 Execution of Financing Statements.

Pursuant to any applicable Law, Borrower authorizes the Security Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Borrower in such form and in such offices as are necessary or appropriate to perfect the security interests of the Security Agent under this Security Agreement.

4.8 Authority of Security Agent.

Borrower acknowledges that the rights and responsibilities of the Security Agent under this Security Agreement with respect to any action taken by the Security Agent or the exercise or non-exercise by the Security Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Security Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Security Agent and Borrower, the Security Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

5. INVESTMENT OF AMOUNTS HELD BY SECURITY AGENT

Any amounts held by Security Agent pursuant to Section 2.10 or pursuant to any provision of any Operative Agreement providing for amounts to be held by Security Agent which are not distributed pursuant to the other provisions of Section 2.4 shall be invested by

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Security Agent from time to time in Cash Equivalents as directed by Borrower so long as Security Agent may acquire them using its reasonable efforts. All Cash Equivalents held by Security Agent pursuant to this Article 5 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, Security Agent, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Security Agreement, any income realized as a result of any such investment, net of Security Agent’s reasonable fees and expenses in making such investment, shall be held and applied by Security Agent in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Security Agent shall not be liable for any loss resulting from any investment required to be made by it under this Security Agreement other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by Security Agent without instructions whenever such sale is necessary to make a distribution required by this Security Agreement.

6. SUPPLEMENTS AND AMENDMENTS TO THIS SECURITY AGREEMENT AND OTHER DOCUMENTS

6.1 Instructions of a Majority in Interest of Lenders.

(a) No provision of this Security Agreement may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Security Agreement that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by the party against whom the enforcement of the amendment, supplement, waiver, modification, discharge, termination, or variance is sought. The Majority in Interest of Lenders and Borrower may, or, with the written consent of the Majority in Interest of Lenders, parties to the Operative Agreements may, from time to time, and Security Agent shall, at the direction of the Majority in Interest of Lenders, (unless its respective rights or obligations as Security Agent are adversely affected thereby), (a) enter into written amendments, supplements or modifications hereto and to the other Operative Agreements for the purpose of adding any provisions to this Security Agreement or the other Operative Agreements or changing in any manner the rights of the Lenders, Security Agent or Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority in Interest of Lenders may specify in such instrument, any of the requirements of this Security Agreement or the other Operative Agreements or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) modify this Section 6.1, or Article 2 or Article 3, the definition of “Event of Default” or “Default”, (ii) forgive the principal amount or extend the final scheduled date of maturity of any Loan Certificate, extend the scheduled date of any payment of principal of any Loan Certificate, reduce the stated rate of any interest payable on any Loan Certificate or any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of the Commitments, in each case without the written consent of each Lender directly affected thereby; (iii) eliminate or reduce the voting rights of any Lender under this Article 6 without the written consent of such Lender; (iv)(w) reduce any percentage specified in the definition of Majority in Interest of Lenders, (x) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Security Agreement and the other Operative Agreements or (y) reduce,

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modify or amend any indemnities in favor of Security Agent or the Lenders without, in any such case, the consent of each Person effected thereby; (v) amend, modify or waive any provision of Sections 4.5, 4.6, 4.7, 4.8, 6.1, 6.2 or 6.3 without the written consent of Security Agent; or (vi) take any action inconsistent with the provisions of Section 16(c) of the Credit Agreement without the written consent of each Lender affected thereby. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon Borrower, the Lenders, Security Agent and all future holders of the Loan Certificates. In the case of any waiver, Borrower, the Lenders and Security Agent shall be restored to their former position and rights hereunder and under the other Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Security Agreement shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in writing and signed by the party against whom enforcement of the same is sought.

(b) Borrower and Security Agent may enter into one or more agreements supplemental hereto without the consent of a Majority in Interest of Lenders for any of the following purposes: (1) (aa) to cure any defect or inconsistency herein or in the Loan Certificate, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Lender in its capacity solely as Lender), or (bb) to cure any ambiguity or correct any mistake; (2) to evidence the succession of another party as Borrower in accordance with the terms hereof or to evidence the succession of another party as Security Agent in accordance with the terms of the Credit Agreement; (3) to convey, transfer, assign, mortgage, or pledge any property to or with Security Agent; (4) to correct or amplify the description of any property at any time subject to the Lien of this Security Agreement or better to assure, convey, and confirm to Security Agent any property subject or required to be subject to the Lien of this Security Agreement; (5) to add to the covenants of Borrower for the benefit of the Lenders, or to surrender any rights or power herein conferred upon Borrower; (6) to add to the rights of the Lenders; and (7) to include on the Loan Certificates any legend as may be required by Law.

6.2 Security Agent Protected.

If, in the opinion of the institution acting as Security Agent hereunder, any document required to be executed by it pursuant to Section 6.1 affects any right, duty, immunity, or indemnity with respect to such institution under this Security Agreement, such institution may in its discretion decline to execute such document.

6.3 Documents Mailed to Lenders.

Promptly after Borrower or Security Agent executes any document entered into pursuant to Section 6.1, Security Agent shall mail, by commercial courier service for next day delivery (or the nearest thereto as practicable), a copy thereof to Borrower (if not a party thereto) and to each Lender at its address last set forth in the Certificate Register, but Security Agent’s failure to mail such copies shall not impair or affect the validity of such document.

21

7. MISCELLANEOUS

7.1 Termination of Security Agreement.

(a) Upon (or at any time after) payment in full of the principal amount of, interest on and Break Loss, if any, and all other amounts due under, or otherwise due to the Lenders of, all Loan Certificates and provided that (i) the Commitments shall have terminated and (ii) there shall then be no other amounts due to the Lenders and Security Agent hereunder or under the Credit Agreement or the other Operative Agreements or outstanding Secured Obligations, Security Agent shall execute and deliver to or as directed in writing by Borrower an appropriate instrument releasing the Collateral from the Lien of this Security Agreement, and Security Agent shall execute and deliver such instrument as aforesaid and, at Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by Borrower to give effect to such release; provided, however, that this Security Agreement shall earlier terminate and this Security Agreement shall be of no further force or effect upon any sale or other final disposition by Security Agent of all property constituting part of the Collateral and the final distribution by Security Agent of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Security Agreement shall continue in full force and effect in accordance with the terms hereof.

(b) In addition, upon (or at any time after) payment in full of principal amount of, interest on and Break Loss, if any, and all other amounts due under, or otherwise due to the Lenders of, all Loan Certificates of a Series and provided that there shall then be no other amounts due to the Lenders and Security Agent hereunder or under the Credit Agreement or the other Operative Agreements or otherwise secured hereby in respect of such Series of Loan Certificates and no Event of Default has occurred and is continuing and no Commitments remain outstanding, Security Agent shall execute and deliver to or as directed in writing by Borrower an appropriate instrument releasing the Collateral to the extent it relates to the Aircraft relating to such Series from the Lien of this Security Agreement, and Security Agent shall execute and deliver such instrument as aforesaid and, at Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by Borrower to give effect to such release.

7.2 No Legal Title to Collateral in Holders.

No holder of a Loan Certificate shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Loan Certificate or other right, title and interest of any holder of a Loan Certificate in and to the Collateral or hereunder shall operate to terminate this Security Agreement or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of legal title to any part of the Collateral.

7.3 Sale of Collateral by Security Agent is Binding.

Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Security Agent made pursuant to this Security Agreement shall bind the Lenders and shall be effective to transfer or convey all right, title, and interest of

22

Security Agent, Borrower, and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Security Agent.

7.4 Security Agreement for Benefit of Security Agent and Holders.

Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than Borrower, Security Agent, and the Lenders any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

7.5 No Action Contrary to Borrower’s Rights; Quiet Enjoyment.

Notwithstanding any of the provisions of this Security Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, Security Agent agrees that neither it nor any Person claiming by, through or under Security Agent, will take any action in violation of Borrower’s rights, including the right to purchase the Aircraft under the Purchase Agreement in accordance with the terms of this Security Agreement by Borrower.

7.6 Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, or other communications provided or permitted by this Security Agreement to be made, given, furnished, or filed shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in the Credit Agreement.

7.7 Severability.

Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 No Oral Modifications or Continuing Waivers.

No term or provision of this Security Agreement or the Loan Certificates may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Borrower and Security Agent, in compliance with Section 6.1. Any waiver of the terms hereof or of any Loan Certificate shall be effective only in the specific instance and for the specific purpose given.

7.9 Successors and Assigns.

All covenants and agreements herein shall bind and benefit each of the parties hereto and the permitted successors and assigns of each, all as herein provided. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their

23

respective successors and assigns permitted under the Operative Agreements, except that (i) Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9 of the Credit Agreement.

7.10 Normal Commercial Relations.

Anything in this Security Agreement to the contrary notwithstanding, Security Agent may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Borrower or any Affiliate of Borrower, fully to the same extent as if this Security Agreement were not in effect, including the making of loans or other extensions of credit to Borrower for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

7.11 Headings.

The headings of the Articles and sections herein and in the table of contents hereto are for convenience of reference only, and shall not define or limit any of the terms or provisions hereof.

7.12 Governing Law

THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.13 Counterpart Form.

This Security Agreement may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Security Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.14 Submission to Jurisdiction; Waivers.

Each of the parties irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Security Agreement or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

24

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address for notices determined pursuant to Section 7.6;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damage; and

(f) irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Security Agreement or any other Operative Agreement and for any counterclaim therein.

[Remainder of Page Intentionally Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

AIRTRAN AIRWAYS, INC.,
as Borrower

By:
Name:
Title:

BNP PARIBAS S.A. (ACTING THROUGH ITS PARIS BRANCH), as Security Agent

By
Name:
Title:

ANNEX A

DEFINITIONS AND CONSTRUCTION

GENERAL PROVISIONS

(a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

(1) each of “Borrower”, “Lender”, “Security Agent” and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

(2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement or other document entered into in substitution or replacement therefor;

(3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Effective Date, and thereafter from time to time;

(4) “Agreement”, “this Security Agreement”, “hereby”, “herein”, “hereto”, “hereof”, “hereunder”, and words of similar import, when used in any Operative Agreement, refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

(5) “including”, “include”, and terms or phrases of similar import means “including, without limitation”; and

(6) a reference to a “Section”, an “Exhibit”, an “Annex”, or a “Schedule” in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, such Operative Agreement or such annex, respectively; and

(7) Each exhibit, annex, and schedule to any Operative Agreement is incorporated in, and is a part of, such Operative Agreement.

(b) Unless otherwise defined or specified in the Credit Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

(c) Headings used in any Operative Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

Annex A-1

DEFINED TERMS

Actual Knowledge: as it applies to any Person, actual knowledge of a vice president or more-senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Borrower and Security Agent shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice pursuant to Section 16(a) of the Credit Agreement.

Additional Costs: as defined in Section 3(f) of the Credit Agreement.

Administrative Office: Security Agent’s principal office, located at Security Agent’s address for notices under the Credit Agreement, or such other office at which Security Agent specifies by notice in writing to Borrower.

Advance: each non-deferrable Advance Payment (as defined in the Purchase Agreement) paid or payable by Borrower in respect of each Aircraft in accordance with the terms of the Purchase Agreement.

Advance Payments: as defined in the Purchase Agreement.

Affiliate: of any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and “controlling”, “controlled by”, and “under common control with” have correlative meanings.

After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of the two payments, after deducting all Taxes (taking into account any credits or deductions attributable to the event or circumstance giving rise to the requirement that original payment be made) payable by such Person or any of its Affiliates under any law or governmental authority, is equal to the payment due to such Person.

AGTA-CQT: means the Aircraft General Terms Agreement AGTA-CQT, dated as of July 3, 2003, by and between Airframe Manufacturer and Borrower.

Aircraft: each Boeing model 737-700 aircraft identified by manufacturer’s serial number in Schedule 3 to the Credit Agreement.

Airframe Manufacturer: The Boeing Company.

Applicable Margin: *** per annum.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 1 of 3 pages containing information redacted pursuant to a request for confidential treatment.

Annex A-2

Applicable Rate: or any Interest Period, a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.

BNPP: BNP Paribas S.A. (acting through its Paris Branch).

Borrower Person: Borrower and any Affiliate of Borrower.

Borrower’s Advisor: SkyWorks Capital, LLC.

Borrowing Date: as specified in Section 2(d) of the Credit Agreement.

Borrowing Notice: as specified in Section 2(e) of the Credit Agreement.

Break Loss: as of the date of determination thereof the amount, if any, required to compensate any Lender in respect of the net amount of any actual out-of-pocket loss, cost or expense incurred by such Lender in connection with the unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources as the result of (a) failure by Borrower in making a borrowing of loans after Borrower has given a notice requesting the same in accordance with the provisions of the Credit Agreement other than as a result of a breach by an Lender to make its Commitment available pursuant to Section 2(a) of the Credit Agreement, (b) failure by Borrower in making any prepayment or redemption of Loan Certificates after Borrower has given a notice thereof in accordance with the provisions of the Operative Agreements, or (c) the making of a prepayment or redemption of Loan Certificates on a day that is not the last day of an Interest Period with respect thereto. Such amount includes without limitation, any and all penalties or charges for prepayment or liquidation or other arrangement or redeployment of funds.

Business Day: any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York City, New York, USA, Orlando, Florida, USA or London, England, are authorized or required by law, regulation or executive order to be closed, and if in respect of any payment or prepayment on the Loan Certificates, the determination of the LIBOR Rate or an Interest Period or any notice in respect thereof, a day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

Capital Lease Obligations: for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

Cash Contribution: an amount equal to twenty-five percent (25%) of an Advance.

Cash Equivalents: the following securities (which shall mature within ninety (90) days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations

Annex A-3

fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers’ acceptances of, or time deposits or a deposit account with, Security Agent or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rate of “A” or better from Standard & Poor’s; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor’s or Moody’s equal to or higher than A1 or P1, respectively.

Certificate Register: as defined in Section 2.7 of the Security Agreement.

Citizen of the United States: as defined in Section 40102(a)(15) of the Transportation Code and in the FARs.

Code: the Internal Revenue Code of 1986, as amended or any successor thereto.

Collateral: as defined in the Granting Clause of the Security Agreement.

Commitment: in respect of each Lender and any one Advance, as defined in Section 2(a) of the Credit Agreement.

Commitment Fee: ***per annum of the unused portion of the aggregate Maximum Commitment of the Lenders in respect of all Advances.

Commitment Termination Date: December 31, 2008 or such later date as agreed to by Borrower and Security Agent.

Consent and Agreement: the consent and agreement of Airframe Manufacturer to the Security Agreement.

Credit Agreement: Credit Agreement, dated as of August 1, 2006, among Borrower, the Lenders and Security Agent, as such Credit Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

Delivery Date: the date on which an Aircraft is tendered for delivery by Airframe Manufacturer to Borrower which shall be a Business Day

Dollars, United States Dollars, or $: the lawful currency of the United States.

Drawing: in respect of any Advance, the borrowing made by Borrower on the Borrowing Date with respect to such Advance from each Lender.

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 2 of 3 pages containing information redacted pursuant to a request for confidential treatment.

Annex A-4

Effective Date: the date on which the applicable conditions precedent for the “Effective Date” set forth in Section 4(a) of the Credit Agreement are satisfied and/or waived.

Eligible Account: an account established by and with an Eligible Institution at Security Agent’s request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a “securities account” (as defined in UCC § Section 8-501), (2) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in UCC § 8-102(9)), (3) Security Agent shall be the “entitlement holder” (as defined in UCC § 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Security Agent to the exclusion of Borrower, and (5) the “securities intermediary jurisdiction” (under UCC § 8-110(e)) shall be the State of New York.

Engines: in respect of each Airframe, each of the two CFM International, Inc. model CFM56-7B20 engines delivered with such Airframe under the Purchase Agreement.

Engine Consent and Agreement: the consent and agreement of Engine Manufacturer to the Security Agreement.

Engine Manufacturer: CFM International, Inc.

Equipment Notes: one or more equipment notes issued in respect of an aircraft, evidencing a secured loan made pursuant to either of the Loan Agreements.

ERISA: the Employee Retirement Income Security Act of 1974.

Event of Default: as defined in Section 3 of the Security Agreement.

Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, proceedings of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, and shall include all out-of-pocket costs, expenses and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation) of an Indemnitee in connection therewith or related hereto.

Fee Letter: the letter agreement, dated as of August 1, 2006, by and between Borrower and Security Agent, in respect of the payment by Borrower to Security Agent of certain fees described therein.

Financing Statements: UCC-1 financing statements covering the Collateral (as defined in the Security Agreement) by Borrower, as debtor, showing Security Agent as secured party, for filing in Delaware and each other jurisdiction where filing is necessary to perfect its Lien on the Collateral.

GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC or the Public Company Accounting Oversight Board, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person’s financial statements.

Annex A-5

Guarantee: a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

Governmental Entity: (1) any national government, political subdivision thereof, or local jurisdiction therein; (2) any instrumentality, board, commission, court, or agency of any thereof, however constituted; and (3) any association, organization, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject.

GTA: General Terms Agreement No. CFM-03-0017, dated June 30, 2003, by and between Engine Manufacturer and Borrower including all exhibits thereto, but excluding the Reserved Provisions.

Holdings: AirTran Holdings, Inc., a Nevada corporation.

Holdings Guarantee: the Guarantee, dated August 1, 2006, issued by Holdings in connection with the Credit Agreement.

Indebtedness: for any Person: (a) obligations created, issued or incurred by such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

Indemnified Withholding Taxes: has the meaning specified in Section 10(c)(i) of the Credit Agreement.

Indemnitee: (1) the Lenders, (2) Security Agent, (3) each Affiliate of the Persons described in clauses (1) and (2) above, (4) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (3) above and (5) the successors and permitted assigns of the persons described in clauses (1) through (3) above.

Interest Payment Date: for each Series of Loan Certificates, the first day of each calendar month succeeding the applicable Borrowing Date and the Maturity Date, except as

Annex A-6

provided in Section 2.2(b) of the Security Agreement; provided that, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day.

Interest Period: (a) initially, the period commencing on the first Borrowing Date and ending on but excluding the first Interest Payment Date and (b) thereafter, each successive period commencing on the final day of the preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date.

Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Governmental Entity, and (2) any judicial or official administrative interpretation or application of, or decision under, any of the foregoing having the force of law.

Lender: (1) initially each Person identified in Schedule 2 of the Credit Agreement as a Lender, and (2) thereafter any Person registered as a holder of one or more Loan Certificates.

LIBOR Rate: with respect to any Interest Period, (a) the rate per annum (calculated on the basis of a 360-day year and actual days elapsed) equal to the rate per annum at which Dollar deposits are offered in the London interbank market for a one-month period as such rate (rounded upwards, if necessary, to the nearest 1/10000 of 1%) as displayed on Telerate Page 3750 (or such other page as may replace Telerate Page 3750) at approximately 11:00 a.m., London time, or if such service is not available or no longer displays any such quote, Page LIBO of the Reuters Money Service Monitor System (or such other page as may replace Reuters Page LIBO) at approximately 11:00 a.m., London time on the day that is two Business Days prior to the first day of such Interest Period for a period comparable to such Interest Period, or (b) if no such rate is published on either such service or if neither of such services is then available, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/10000 of 1%) of the rates at which deposits in Dollars are offered by the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the aggregate principal amount of the Loan Certificates scheduled to be outstanding during such Interest Period or (c) if none of the Reference Banks is quoting a rate for deposits in Dollars in the London interbank market for such a period and amount, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/10000 of 1%) of the rates at which deposits in Dollars are offered by the principal London offices of the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars in the London interbank market for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period or other period, as applicable, to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the aggregate principal amount of the Loan Certificates scheduled to be outstanding during such Interest Period.

Annex A-7

In the event that, prior to the first day of any Interest Period, Security Agent shall have determined, acting reasonably and in good faith, that, by reason of circumstances affecting the market generally, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, Security Agent shall give telecopy or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereafter. In such case, Borrower and Security Agent, in consultation with the Lenders, shall negotiate a mutually satisfactory interest rate to be substituted for the LIBOR Rate until such time as such adequate and reasonable means for ascertaining the LIBOR Rate shall exist. If a substituted interest rate is agreed upon, it shall be effective from the first day of the applicable Interest Period. If Borrower and Security Agent fail to agree upon a substituted interest rate by the first day of the applicable Interest Period, the applicable interest rate for each Loan Certificate shall be equal to the sum of (x) the rate determined reasonably and in good faith by Security Agent, in consultation with the Lenders, to be the Lenders’ cost to maintain the Loan Certificates plus (y) the Applicable Margin.

Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

Loan Agreements: (a) the Loan Agreement, dated as of August 16, 2004, among Borrower, the lenders identified therein in Schedule 1 thereto and BNPP, as security agent for the lenders thereto and (b) the Loan Agreement among Borrower, the lenders identified therein in Schedule 1 thereto and BNPP, as security agent for the lenders thereto, in respect of the acquisition financing of four (4) Boeing model 737-7BD aircraft bearing manufacturer’s serial numbers 33931, 36091, 33938 and 33940, respectively.

Loan Certificate: any loan certificate issued under the Security Agreement in the form specified in Section 2.1 and Exhibit A thereof (as such form may be varied pursuant to the terms of the Security Agreement), or any Loan Certificate issued under such Security Agreement in exchange for or replacement of any such Loan Certificate.

Majority in Interest of Lenders: as of a particular date of determination (a) until the first Borrowing Date, the Lenders holding more than 50% of the unused Maximum Commitments then in effect and (b) thereafter, Lenders holding more than 50% of the aggregate unpaid principal amount of Drawings made under all Series of Loan Certificates outstanding as of such date.

Material Adverse Change: with respect to any Person, any event, condition, or circumstance that materially adversely affects such Person’s business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

Maturity Date: as defined in Section 2.2(c) of the Security Agreement.

Maximum Commitment: as defined with respect to any Lender in Section 2(a) of the Credit Agreement.

Mortgage: a mortgage that is entered into in connection with either of the Loan Agreements.

Annex A-8

Non-U.S. Person: any Person, other than a United States person as defined in Code Section 7701(a)(30).

Obligations: means the unpaid principal of and interest on the Loan Certificates, the performance and observance by Borrower of all the agreements and covenants to be performed or observed by it for the benefit of Security Agent and the Lenders contained in the Operative Agreements and all other obligations and liabilities of Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement and the Loan Certificates after maturity of the Loan Certificates and interest accruing at the then applicable rate provided therein after filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement and the Loan Certificates or any other document made, delivered or given in connection with any of the foregoing, in each case whether on the account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges, and disbursements of counsel to Security Agent or the Lenders that Borrower is required to pay pursuant to the terms of any Operative Agreement).

Officer’s Certificate: of any party to any Operative Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

Operative Agreements: the Credit Agreement, the Security Agreement, the Loan Certificates, the Consent and Agreement, the Engine Consent and Agreement, the Holdings Guarantee, the Fee Letter and any amendments or supplements of any of the foregoing.

Optional Prepayment Triggering Event: as specified in Section 2.10(a) of the Security Agreement.

Participation Percentage: in respect of each Lender, the percentage set forth for such Lender on Schedule 2 to the Credit Agreement.

Past-Due Rate: the lesser of Applicable Rate plus ***per annum and the maximum rate permitted under applicable Law.

Permitted Lien: (a) the rights of Security Agent under the Operative Agreements; (b) Liens which Security Agent or the Lender, as the case may be, is expressly required to remove under the terms of the Operative Agreements; (c) Liens of Taxes either not yet due or being contested in good faith by appropriate procedures if such Liens and such procedures (i) do not involve any material risk of the sale, forfeiture, or loss of the Collateral, or the interest of

***	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Page 3 of 3 pages containing information redacted pursuant to a request for confidential treatment.

Annex A-9

Security Agent or any Lender therein, or (ii) do not involve any risk of criminal liability or material risk of civil liability being imposed on Security Agent or other Indemnitee, or (iii) impair the first and prior Lien of the Security Agreement and for which adequate reserves have been established under GAAP; (d) Liens arising out of any judgment or award against Borrower, if, within sixty (60) days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed, and if during any such 60-day period there is not, or any such judgment or award does not involve, a material risk of the sale, forfeiture, or loss of the Collateral, or the interest of Security Agent or any Lender therein, or impair the first and prior Lien of the Security Agreement; and (e) any other Lien with respect to which Borrower shall have provided a bond, cash collateral, or other security adequate in the reasonable opinion of Security Agent.

Person or person: an individual, firm, partnership, joint venture, trust, trustee, Governmental Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or not, whether having distinct legal status or not, or any member of any of the same.

Plan: any employee benefit plan within the meaning of ERISA § 3(3), which is subject to Title I of ERISA, or any plan subject to Code § 4975(e)(1).

Potential Competitor: a U.S. Air Carrier or an Affiliate thereof or a shareholder of a U.S. Air Carrier holding or having the right to acquire (without regard to the happening of a contingency) capital stock in such U.S. Air Carrier in excess of 25%.

Purchase Agreement: Purchase Agreement No. 2444, dated July 3, 2003, between Airframe Manufacturer and Borrower (which incorporates by reference AGTA-CQT), including all exhibits thereto, together with all letter agreements related thereto, but excluding the Reserved Provisions.

Reference Banks: the principal London offices of Security Agent, JPMorgan Chase Bank, Citibank, N.A., and such other or additional banking institutions as may be designated from time to time by mutual agreement of Borrower and Security Agent.

Related Aircraft: any Boeing model 737-7BD aircraft that is the subject of any Related Mortgage.

Related Mortgage: any of the Mortgages.

Related Note: an equipment note issued pursuant to a Related Mortgage.

Related Note Agreement: means the Related Mortgages, each Related Note and any agreements or instruments entered into in connection therewith.

Related Obligations: means the unpaid principal of and interest accrued and payable at any relevant time on any loans made and/or Related Notes issued, under any Related Note Agreement, the performance and observance by Borrower of all the agreements and covenants to be performed or observed by it for the benefit of any financing party contained in any Related Note Agreement and all other obligations and liabilities of Borrower (including, without

Annex A-10

limitation, interest accruing at the then applicable rate provided in the relevant Related Note Agreements after maturity of the relevant loans, notes or other obligations and interest accruing at the then applicable rate provided therein after filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with such Related Note Agreements or any other document made, delivered or given in connection with any of the foregoing, in each case whether on the account of principal, interest, rent, termination amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, charges, and disbursements of counsel to any such financing party that Borrower is required to pay pursuant to the terms of any Related Note Agreement).

Remarketing Agreement: the Remarketing and Support Agreement, dated August 1, 2006, between Security Agent and Airframe Manufacturer.

Reserved Provisions: means (1) as they relate to the Purchase Agreement, each and all of the provisions and agreements identified in Schedule 1 of the Security Agreement, as the same may be amended, supplemented or modified from time to time and (2) as they relate to the GTA, each and all of the provisions and agreements identified in Schedule 2 of the Security Agreement, as the same may be amended, supplemented or modified from time to time.

SEC: the Securities and Exchange Commission of the United States, or any Governmental Entity succeeding to the functions of such Securities and Exchange Commission.

Secured Obligations: the Obligations and the Related Obligations

Securities Act: the Securities Act of 1933.

Security: a “security” as defined in Section 2(l) of the Securities Act.

Security Agreement: the Security Agreement, dated as of August 1, 2006, between Borrower and Security Agent, as such Security Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

Scheduled Delivery Month: has the meaning specified in Section 2.2(c) of the Security Agreement.

Series: has the meaning specified in Section 2(a) of the Credit Agreement.

Tax Indemnitee: (1) each Lender, (2) Security Agent and (3) the successors, assigns, officers, directors and agents of the foregoing.

Taxes: all taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

Annex A-11

Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any taxing authority thereof.

Tax Benefits:

(a) any benefits with respect to Taxes which are actually and currently realized by any Tax Indemnitee, which are attributable solely to the incurrence or payment by such Tax Indemnitee of any indemnified Losses or Taxes or an event giving rise to such Losses or Taxes; provided, that for the purpose of calculating such Tax Benefit, such Tax Indemnitee shall be deemed to utilize all other items of income, gain, loss, deduction or credit, including those that arise outside the scope of this Agreement, before utilizing any item arising from the incurrence or payment of any indemnified Loss or Tax. A Tax Indemnitee shall be deemed to have actually and currently realized and utilized a Tax Benefit to the extent that, and at such time as, the amount of Taxes payable by the Tax Indemnitee is actually reduced below the amount of Taxes such Tax Indemnitee would be required to pay but for the incurrence or payment of such Loss or Taxes, computed in accordance with the ordering rules set forth above. Notwithstanding anything to the contrary in this clause (a), in calculating any Tax Benefit, a Tax Indemnitee, to the extent not prohibited by applicable law or by contract, shall determine when Tax Benefits are utilized in a manner which is non-discriminatory with respect to all other Similar Loans, it being understood that if, after taking into account all tax items of such Tax Indemnitee other than from this Loan and Similar Loans, such Tax Indemnitee has the capacity to use some or all of the Tax Benefits and some or all of the tax benefits generated by Similar Loans, it cannot rely upon a provision in such Similar Loan that requires the tax benefits from such Similar Loans to be applied last to avoid applying the tax benefits under those Similar Loans and, based on this non-discriminatory provision, also the Tax Benefits from this Loan in calculating the indemnities due under the respective loan. For purposes of this provision, “Similar Loans” means loans (i) in which the Tax Indemnitee or any affiliate thereof is a participant and with respect to which such Tax Indemnitee or affiliate is entitled to indemnification with respect to Taxes, and (ii) in which the Borrower is a U.S. Borrower with a similar or lesser credit as the Borrower.

(b) The determination of whether the Tax Indemnitee has realized a Tax Benefit and the calculation of the amount of such Tax Benefit shall be made by the Tax Indemnitee in the ordinary course of administering its Tax affairs. Notwithstanding anything to the contrary herein, if the Borrower provides a Tax Indemnitee with a written notice setting forth facts and circumstances which create a reasonable possibility that a Tax Benefit has been realized with respect to an Indemnified Tax, such Tax Indemnitee shall agree to make a determination as to whether it has realized such a Tax Benefit. If a Tax Indemnitee determines that it has realized such a Tax Benefit, it shall pay such Tax Benefit to Borrower in accordance with the terms of Section 10(c)(iv)(5).

Tax Documents: any report, returns, certification, statement or other document related to a Tax.

Transaction Expenses: the reasonable out-of-pocket costs and expenses incurred by Security Agent and each of the Lenders (1) in connection with the preparation, execution, and

Annex A-12

delivery of the Operative Agreements and the recording or filing of any documents, certificates, or instruments in accordance with any Operative Agreement, including the Financing Statements, and (2) the reasonable fees and disbursements of counsel for Security Agent and the Lenders in connection with the Closing.

Transfer: the transfer, sale, assignment, or other conveyance by a Lender, but not including the granting of participations by a Lender as contemplated by Section 9 of the Credit Agreement.

Transfer Agreement: an assignment and assumption agreement substantially in the form set out in Exhibit A to the Credit Agreement.

Transferee: any commercial bank or financial institution, credit or leasing company, special purpose or other entity to whom any Lender purports or intends to Transfer any or all of its Commitment or right, title, or interest in a Loan Certificate it holds, pursuant to Section 9 of the Credit Agreement; provided, that in the event a Transferee of the Commitment is not a commercial bank or financial institution, Borrower’s written consent shall be required (which consent shall not be unreasonably withheld or delayed); and provided, further, that in any case no Transferee may be a Potential Competitor.

Transportation Code: subtitle VII of title 49, United States Code.

UCC: means the Uniform Commercial Code as in effect in State of New York from time to time.

United States or U.S.: the United States of America; provided, that for geographic purposes, “United States” means the 50 states and the District of Columbia of the United States of America.

U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

Annex A-13

EXHIBIT A

FORM OF:

LOAN CERTIFICATE

Series: MSN [ ] No. [ ]	New York, New York

$[ ]	[ ], 2006

AirTran Airways, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to [                        ] (or its registered transferees), the principal sum of $[                    ],or, if less the aggregate unpaid principal amount of all Drawings made hereunder, together with interest at the Applicable Rate on the unpaid principal amount hereof from and including the date hereof until paid in full. The unpaid principal amount hereof shall be due and payable on the Maturity Date as provided in Section 2.2(c) of the Security Agreement. Interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date this Loan Certificate is paid in full. The Interest Periods can vary in accordance with Section 2.2(b) of the Security Agreement. Interest shall be calculated on the basis of a year of 360 days and actual number of days elapsed. If any date on which a payment under this Loan Certificate becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day (unless such extension would cause such payment to be made in a succeeding calendar month, in which case such payment shall be made on the preceding Business Day), and if such payment is made on such following Business Day, interest shall accrue on the amount of such payment during such extension at the Applicable Rate.

For purposes hereof, “Security Agreement” means the Security Agreement, dated as of August 1, 2006, between Borrower and BNP Paribas S.A. (acting through its Paris Branch) (“Security Agent”), as amended or supplemented from time to time. All terms used in this Loan Certificate, if defined in the Security Agreement and not in this Loan Certificate, have the same meanings as in the Security Agreement.

This Loan Certificate shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year and actual number of days elapsed) on any overdue payment of principal, interest or any other amount required to be made hereunder for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise).

A Certificate Register shall be maintained at Security Agent’s Administrative Office (or at the office of any successor), for the purpose of registering transfers and exchanges of Loan Certificates, in the manner provided in Section 2.7 of the Security Agreement.

The principal and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at Security Agent’s Administrative Office, or as otherwise provided

Exh A-1

in the Security Agreement. Each such payment shall be made without any presentment or surrender of this Loan Certificate. However, this Loan Certificate shall be surrendered to Security Agent for cancellation promptly after payment in full.

The holder hereof, by its acceptance of this Loan Certificate, agrees that (except as otherwise provided in the Security Agreement) each payment of principal and interest and Break Loss received by it hereunder shall be applied: first, to pay accrued interest on this Loan Certificate (as well as any interest on any overdue payment of principal required to be made hereunder) to the date of such payment and to pay any Break Loss, second, to pay the unpaid principal amount of this Loan Certificate then due, and third, to pay any other amount due hereunder or under the Security Agreement. Each holder hereof is authorized to endorse on the grid attached hereto each Drawing thereunder and each payment of principal and interest with respect thereto.

This Loan Certificate is one of the Loan Certificate referred to in the Security Agreement which have been or are to be issued by Borrower pursuant to the Security Agreement. The Collateral is held by Security Agent as security, in part, for the Loan Certificate. The provisions of this Loan Certificate are subject to the Security Agreement. Refer to the Security Agreement for a complete statement of (1) the rights and obligations of the holder of this Loan Certificate, and the nature and extent of the security for this Loan Certificate, and (2) the rights and obligations of the holders of any other Loan Certificate executed and delivered under the Security Agreement, and the nature and extent of the security for any other Loan Certificates executed and delivered under the Security Agreement. Each holder hereof agrees by its acceptance of this Loan Certificate to the terms and conditions in the Security Agreement.

Before this Loan Certificate is duly presented for registration of transfer, Borrower and Security Agent shall treat the person in whose name this Loan Certificate is registered as the owner hereof for all purposes, whether or not this Loan Certificate is overdue, and neither Borrower nor Security Agent shall be affected by notice to the contrary.

This Loan Certificate is subject to prepayment as provided in Section 2.10 of the Security Agreement, but not otherwise. In addition, this Loan Certificate may be, and shall be, accelerated as provided in Section 4.1 of the Security Agreement.

Unless the certificate of authentication hereon has been executed by or on behalf of Security Agent by manual signature, this Loan Certificate shall not be entitled to any benefit under the Security Agreement or be valid or obligatory for any purpose.

THIS LOAN CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Exh A-2

IN WITNESS WHEREOF, Borrower has executed this Loan Certificate.

AIRTRAN AIRWAYS, INC.

By:
Name:
Title:

Exh A-3

CERTIFICATE OF AUTHENTICATION

This is one of the Loan Certificate referred to in the Security Agreement (as defined in the foregoing Loan Certificate).

BNP PARIBAS S.A. (ACTING THROUGH ITS PARIS BRANCH), as Security Agent

By:
Name:
Title:

GRID

LOAN CERTIFICATE

Series: MSN [ ]

No. [ ]

Date	Amount of Drawing	Amount of Interest	Amount of Principal Repaid	Amount of Interest Repaid	Notation Made By

SCHEDULE 1

PURCHASE AGREEMENT RESERVED PROVISIONS

1.	Exhibit A to the AGTA to the extent relating to Block “A” Aircraft
2.	Part 1 of Exhibit B to the AGTA (other than Section 3 thereof)
3.	Article 1 (other than the first paragraph of Article 1 and Section 1.3 thereof) and Section 2.6 of Part 2 of Exhibit B to the AGTA
4.	Exhibit CS1 to Purchase Agreement No. 2444 (other than Article 4 thereof)
5.	Exhibit AE1 to Purchase Agreement No. 2444 to the extent relating to Block “A” Aircraft
6.	Purchase Agreement No. 2444 Supplement No. 1
7.	Purchase Agreement No. 2444 Supplement No. 2
8.	Purchase Agreement No. 2444 Supplement No. 3
9.	Purchase Agreement No. 2444 Supplement No. 4
10.	Purchase Agreement No. 2444 Supplement No. 5
11.	Purchase Agreement No. 2444 Supplement No. 6
12.	Purchase Agreement No. 2444 Supplement No. 7
13.	Purchase Agreement No. 2444 Supplement No. 8
14.	Purchase Agreement No. 2444 Supplement No. 9
15.	Purchase Agreement No. 2444 Supplement No. 10 (other than Sections 1, 2, 3, 4, 5(b), 8, 9, 10, 11, 12 and 13 thereof to the extent relating to the Block “B” Aircraft)
16.	Letter Agreement No. 2444-04
17.	Letter Agreement No. 2444-05
18.	Letter Agreement No. 2444-06
19.	Letter Agreement No. 6-1162-SSM-2322 R1
20.	Letter Agreement No. 6-1162-SSM-2323
21.	Letter Agreement No. 6-1162-SSM-2324
22.	Letter Agreement No. 6-1162-SSM-2325
23.	Letter Agreement No. 6-1162-SSM-2326 (R1)
24.	Letter Agreement No. 6-1162-SSM-2327
25.	Letter Agreement No. 6-1162-SSM-2406
26.	Letter Agreement No. 6-1162-SSM-2429 (other than Sections 4, 6, 7 and 6 thereof)(Note: the last reference to Section 6 in the preceding parenthetical is in reference to the confidentiality provisions of such letter agreement, which was inadvertently designated as Section 6 thereof.)
27.	Letter Agreement No. 6-1162-SSM-2431 (other than Sections 9 and 9 thereof)(Note: the second reference to Section 9 in the preceding parenthetical is in reference to the confidentiality provisions of such letter agreement, which was inadvertently designated as Section 9 thereof.)
28.	Letter Agreement No. 6-1162-SSM-2432
29.	Letter Agreement No. 6-1162-SSM-2433
30.	Sections 4 and 5 of the Letter Agreement No. 6-1162-SSM-2435
31.	Letter Agreement No. 6-1162-SSM-2436 (other than Sections 1, 2 and 7 thereof)
32.	Letter Agreement No. 6-1162-JWL-0107(R2) (other than Sections 1.2, 1.3, 3, 4.2, 4.3, 5 and 6 thereof)

Sch 1-1

SCHEDULE 2

GTA RESERVED PROVISIONS

All terms, conditions, provisions, letter agreements, amendments and other agreements related to the GTA, other than Articles 9, 15, 16(c), Exhibit A of the GTA and the definitions relating to all defined terms appearing in Articles 9, 15, 16(c) and Exhibit A of the GTA.

Sch 2-1